UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 23, 2005
Front Range Capital Corporation
(Exact name of registrant as specified in its charter)

Colorado	333-40028	84-0970160

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent, Suite 600, Broomfield, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 926-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement
See Item 2.04 below for a discussion of the redemption by Front Range Capital Corporation (the “Company”) of the Debentures (as defined below) and the related redemption of the trust preferred securities, which is incorporated herein by reference.
Item 2.04: Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
Pursuant to the Indenture dated December 28, 2000, between the Company and Wilmington Trust Company (“Trustee”), the Company redeemed on December 28, 2005, all $9,485,000 aggregate principal amount of the 11% junior subordinated debentures due 2030 (the “Debentures”) held by Front Range Capital Trust I (the “Trust”). In addition, the trust preferred securities issued by the Trust were redeemed on December 28, 2005. The trust preferred securities have been delisted from trading on the AMEX.
On December 28, 2005, the Company announced the redemption of the trust preferred securities issued by the Trust. A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 4.01: Changes in Registrant’s Certifying Accountant
On December 23, 2005, McGladrey & Pullen, LLP resigned as the Company’s independent accountant effective December 23, 2005. The letter of resignation is attached hereto as Exhibit 16.1.
McGladrey & Pullen’s reports on the Company’s financial statements for each of the years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits for the years ended December 31, 2004 and December 31, 2003, and the subsequent interim period prior to the date of resignation, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make references to the subject matter of the disagreement in connection with its reports on the financial statements for such years as discussed in Item 304(a)(1)(iv) of Regulation S-K.
The Company has provided McGladrey & Pullen with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K The Company requested that McGladrey & Pullen furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. This letter is attached hereto as Exhibit 16.2.
Item 8.01: Other Information
See Item 2.04 above for a discussion of the Company’s redemption of the Debentures and the related redemption of the trust preferred securities, which is incorporated by reference herein.
Item 9.01: Financial Statements and Exhibits
(c)	Exhibits
16.1	Letter of resignation from McGladrey & Pullen, LLP dated December 23, 2005

16.2	Letter of agreement from McGladrey & Pullen, LLP dated December 28, 2005

99.1	Press Release dated December 28, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRONT RANGE CAPITAL CORPORATION
Date: December 29, 2005	By:	/s/ William A. Mitchell, Jr.
William A. Mitchell, Jr.
President and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of resignation from McGladrey & Pullen, LLP dated December 23, 2005

16.2	Letter of agreement from McGladrey & Pullen, LLP dated December 28, 2005

99.1	Press release dated December 28, 2005